EXHIBIT 23.5

                 CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

      Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, Shannon D. McLeroy, hereby consent to be named as a person about to become a director of Eagle Wireless International, Inc. in the Registration Statement on Form S-4, File No. 333-49688.


                                  /S/ SHANNON D. MCLEROY
                                      Shannon D. McLeroy

December 22, 2000